SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2020
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On March 24, 2020, Vincent K. McMahon (“Mr. McMahon”), Chairman and Chief Executive Officer of World Wrestling Entertainment, Inc. (the “Company”), entered into a variable prepaid forward contract with an unaffiliated bank (the “Bank”) covering approximately 3.5 million shares of the Company’s Class B common stock.  The variable prepaid forward contract is scheduled to settle on specified dates in March 2024, at which time the actual number of shares of the Company’s Class A common stock to be delivered by Mr. McMahon will be determined based on the price of the Company’s Class A common stock on such dates, with the aggregate number not to exceed approximately 3.5 million shares, which is the number of shares of Class B common stock pledged by Mr. McMahon to secure his obligations under the contract.  Subject to certain conditions, Mr. McMahon can also elect to settle the variable prepaid forward contract in cash and thereby retain full ownership of the pledged shares.

Mr. McMahon entered into the variable prepaid forward contract to provide current liquidity while allowing him to maintain voting and ordinary dividend rights in the stock, as well as the ability to participate in future stock price appreciation, during the term of the contract and thereafter if Mr. McMahon settles the variable prepaid forward contract in cash.

The shares covered by the variable prepaid forward contract represent approximately 4.5% of the Company’s total outstanding shares of Class A and Class B common stock.  The variable prepaid forward contract does not apply to the approximately 25,198,344 other shares of Class B common stock beneficially owned by Mr. McMahon.  Those shares represent approximately 70.5% of the Company’s total voting power.  The variable prepaid forward contract contains a 60-day lock-up restricting Mr. McMahon’s ability to sell or transfer additional shares of the Company’s common stock during such period without the Bank’s prior approval.  Mr. McMahon has informed us that he intends to continue in his capacity as the Company’s Chairman and Chief Executive Officer for the foreseeable future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller
Dated:  March 24, 2020